Filed Pursuant to Rule 433
Registration No: 333-132936-14

ELEMENTS℠ Linked to the Credit Suisse Global Warming Index, Exchange Series (GWO)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Current Offering List Printable Format

Market Data Returns Profile Components

Yearly Fee : 0.75%

*With short sales, an investor risks paying more for a security than the amount one received from its sale.

Components

Company	Ticker	Country	Exchange
AGCO CORPORATION	AG US	UNITED STATES	NYSE
ALEXANDER & BALDWIN, INC.	ALEX US	UNITED STATES	NASDAQ Natl Market
ANDRITZ AG	ANDR AV	AUSTRIA	Vienna
APACHE CORPORATION	APA US	UNITED STATES	NYSE
ARCHER DANIELS MIDLAND COMPANY	ADM US	UNITED STATES	NYSE
ASSOCIATED BRITISH FOODS PLC	ABF LN	UNITED KINGDOM	London
ASTRA INTERNATIONAL TBK	ASII IJ	INDONESIA	Jakarta
BASF AG	BAS GR	GERMANY	XETRA
BG GROUP PLC	BG/ LN	UNITED KINGDOM	London
BUNGE LIMITED	BG US	UNITED STATES	NYSE
CENTERPOINT ENERGY, INC.	CNP US	UNITED STATES	NYSE
CHINA AGRI-INDUSTRIES HOLDINGS LIMITED	606 HK	HONG KONG	Hong Kong
CHINA BLUECHEMICAL LTD.	3983 HK	CHINA	Hong Kong
CLARCOR INC.	CLC US	UNITED STATES	NYSE

ELEMENTS℠ Linked to the Credit Suisse Global Warming Index, Exchange Series (GWO)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Current Offering List | Printable Format

Market Data | Returns | Profile | Components

CHINA BLUECHEMICAL LTD.	3983 HK	CHINA	Hong Kong
CLARCOR INC.	CLC US	UNITED STATES	NYSE
COMMERCIAL METALS COMPANY	CMC US	UNITED STATES	NYSE
DANISCO A/S	DCO DC	DENMARK	Copenhagen
DEERE & COMPANY	DE US	UNITED STATES	NYSE
THE DOW CHEMICAL COMPANY	DOW US	UNITED STATES	NYSE
DOWA HOLDINGS CO., LTD.	5714 JP	JAPAN	Tokyo
EMERSON ELECTRIC CO.	EMR US	UNITED STATES	NYSE
ENERGEN CORPORATION	EGN US	UNITED STATES	NYSE
ENI SPA	ENI IM	ITALY	Italy Continuous
ENTERGY CORPORATION	ETR US	UNITED STATES	NYSE
FIAT SPA	F IM	ITALY	Italy Continuous
FMC CORPORATION	FMC US	UNITED STATES	NYSE
HARBIN POWER EQUIPMENT COMPANY LTD.	1133 HK	CHINA	Hong Kong
HITACHI CHEMICAL COMPANY, LTD.	4217 JP	JAPAN	Tokyo
JOHNSON CONTROLS, INC.	JCI US	UNITED STATES	NYSE
KINDER MORGAN ENERGY PARTNERS,L.P.	KMP US	UNITED STATES	NYSE
KINGSPAN GROUP PLC	KRX IE	IRELAND	Dublin
KOREA GAS CORPORATION	036460 KS	SOUTH KOREA	Korea Stock Exchange
MAN AG	MAN GR	GERMANY	XETRA
METHANEX CORPORATION	MX CN	CANADA	Toronto
THE MORGAN CRUCIBLE COMPANY PLC	MGCR LN	UNITED	London

ELEMENTS℠ Linked to the Credit Suisse Global Warming Index, Exchange Series (GWO)

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Current Offering List | Printable Format

Market Data | Returns | Profile | Components

		KINGDOM	
NISSAN CHEMICAL INDUSTRIES, LTD.	4021 JP	JAPAN	Tokyo
RPS GROUP PLC	RPS LN	UNITED KINGDOM	London
COMPAGNIE DE SAINT-GOBAIN	SGO FP	FRANCE	Euronext France
SCHNITZER STEEL INDUSTRIES, INC.	SCHN US	UNITED STATES	NASDAQ Natl Market
SEACOR HOLDINGS INC.	CKH US	UNITED STATES	NYSE
SIG PLC	SHI LN	UNITED KINGDOM	London
SIMS GROUP LIMITED	SGM AU	AUSTRALIA	ASX National
SPX CORPORATION	SPW US	UNITED STATES	NYSE
SUEDZUCKER AG	SZU GR	GERMANY	XETRA
SYNGENTA AG	SYNN VX	SWITZERLAND	Swiss Virt-X
USS CO., LTD.	4732 JP	JAPAN	Tokyo
VALEO SA	FR FP	FRANCE	Euronext France
WASTE CONNECTIONS, INC.	WCN US	UNITED STATES	NYSE
WASTE MANAGEMENT, INC.	WMI UN	UNITED STATES	NYSE
THE WEIR GROUP PLC	WEIR LN	UNITED KINGDOM	London
XCEL ENERGY INC.	XEL US	UNITED STATES	NYSE

Above is a list of the 50 exchange-listed companies comprising the Index as of the November 14, 2007 semi-annual rebalancing effective date

Source: Bloomberg